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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference of our firm under the caption "Experts" in Pre-effective Amendment No. 2 of the Registration Statement No. 33-64073 of Sterling Software, Inc., related to registration of 335,000 shares of common stock issuable under the 1992 Non-Statutory Stock Option Plan and to the incorporation by reference therein of our report dated November 16, 1995, with respect to the consolidated financial statements and schedule of Sterling Software, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.



                               /S/  Ernst & Young LLP



Dallas, Texas
February 16, 1996